Exhibit 99.1


         Cellular Technical Services Reports 2004 Second-Quarter Results

Seattle, August 2, 2004 - Cellular Technical Services Company, Inc. (OTC Symbol:
CTSC.OB) ("CTS"), today reported its second quarter financial results for 2004.

---------------------------- ---------------------- --------------------- -------------------- ------------------
(in 000's except per share    Three Months Ended     Three Months Ended    Six Months Ended    Six Months Ended
         amounts)                June 30,2004           June 30,2003         June 30, 2004       June 30, 2003
---------------------------- ---------------------- --------------------- -------------------- ------------------
Revenue                               $--                   $13                   $--                $171
---------------------------- ---------------------- --------------------- -------------------- ------------------
Net Loss                            ($ 149)               ($ 305)               ($ 270)             ($ 680)
---------------------------- ---------------------- --------------------- -------------------- ------------------
Net Loss Per Share (basic           ($0.06)               ($0.13)               ($0.11)             ($0.30)
and diluted)
---------------------------- ---------------------- --------------------- -------------------- ------------------

CTS reported losses of $149,000 for the second quarter of 2004 and $270,000 for the first six months of 2004. Both periods reflect no revenue and significant reductions in operating expenses all resulting from the closure of our ISIS phonecard operations and layoffs of personnel. The 2003 periods included recognition of the remaining revenue from our Isis phonecard subsidiary.

Steve Katz, CTS Chairman and CEO noted, "At June 30, 2004 we had $2.3 million in cash and no debt. We are continuing to evaluate business alternatives including several investment opportunities. We have concluded the discovery period on our one outstanding litigation matter and expect some resolution during this year. We remain optimistic about the outcome; however, we are unable to assess the likelihood of a positive decision at this time. Our investment in KSI/TruePosition was written down to zero in late 2002. We have had recent discussions concerning this investment and believe that it may have some positive future value for CTS; however, at this time we are unable to determine how much or when. Today we have one full-time employee remaining. For the remaining six months of 2004, we forecast incurring a total of approximately $0.3 million in expenses including employee compensation, remaining amortization of non-cash compensation, costs of maintaining the business as a public entity and insurance."

Special Note Regarding Forward-Looking Statements: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results for CTS or its affiliates to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include but are not limited to: CTS' ability to acquire or develop future business operations; the uncertainty of its ability to gain acceptance of any new products or services, if such are acquired or developed; the competition for business opportunities and the ability of competitors who are larger or better financed than CTS to acquire such opportunities in lieu of CTS; vulnerability to specific factors such as technological obsolescence, limited customer base and manufacturing difficulties, all of which may be dependent upon the nature of any specific acquisition or development by CTS; dependence on key personnel; the availability of financing; and other risks described in CTS' filings with the Securities and Exchange Commission.

                                     -### -

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.

Article I           SELECTED CONSOLIDATED BALANCE SHEET DATA

                                               (in 000's)
        -------------------------------- ---------------------- ------------------------
                                              June 30, 2004         December 31, 2003
        -------------------------------- ---------------------- ------------------------
        Cash                                            $2,327                   $2,651
        -------------------------------- ---------------------- ------------------------
        Accounts Receivable, net                             4                       11
        -------------------------------- ---------------------- ------------------------
        Total Assets                                     2,405                    2,681
        -------------------------------- ---------------------- ------------------------
        Working Capital                                  2,266                    2,499
        -------------------------------- ---------------------- ------------------------
        Stockholders' Equity                             2,271                    2,505
        -------------------------------- ---------------------- ------------------------

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in 000's, except per share amounts)
                                   (unaudited)

                                           Three Months Ended          Six Months Ended
                                                 June 30,                   June 30,
                                          ------- -------------       ---------------------
                                            2004          2003          2004         2003
                                          -------       -------       -------       -------
  REVENUES
  Phonecards                              $    --       $    13       $    --       $   171

COSTS AND EXPENSES
  Cost of phonecards                           --            14            --           217
  Sales and marketing                          --            --            --            28
  General and administrative                  158           330           290           661
                                          -------       -------       -------       -------

Total Costs and Expenses                      158           344           290           906
                                          -------       -------       -------       -------

LOSS FROM OPERATIONS                         (158)         (331)         (290)         (735)

OTHER INCOME, net                               3             3             6            19

INTEREST INCOME, net                            6            23            14            36
                                          -------       -------       -------       -------

LOSS BEFORE INCOME TAXES                  $  (149)      $  (305)         (270)         (680)

PROVISION FOR INCOME TAXES                     --            --            --            --
                                          -------       -------       -------       -------

NET LOSS                                  $  (149)      $  (305)         (270)         (680)
                                          =======       =======       =======       =======

BASIC AND DILUTED SHARE DATA:
                                          -------       -------       -------       -------

  Loss per share                          $ (0.06)      $ (0.13)      $ (0.11)      $ (0.30)
                                          =======       =======       =======       =======

WEIGHTED AVERAGE SHARES OUTSTANDING:

     Basic and diluted                      2,450         2,292         2,450         2,292